                                                                     EXHIBIT 4.2

                             Read-Rite Corporation

                                      and

                 Norwest Bank Minnesota, National Association
                                    Trustee


                         Supplemental Trust Indenture

                          Dated as of March __, 2000

                          Supplementing that certain

                                   Indenture

                          Dated as of March __, 2000


                   Authorizing the Issuance and Delivery of

                         Subordinated Debt Securities

                  10% Convertible Notes due September 1, 2004

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE ONE ISSUANCE OF NOTES.............................................    2

     Section 101   Issuance of Notes; Principal Amount; Maturity..........    2
     Section 102   Interest on the Notes; Payment of Interest.............    2

ARTICLE TWO CERTAIN DEFINITIONS...........................................    3

     Section 201   Certain Definitions....................................    3

ARTICLE THREE CERTAIN COVENANTS...........................................    5

     Section 301   Registration and Listing...............................    6

ARTICLE FOUR REDEMPTION OF NOTES..........................................    6

     Section 401   Right of Redemption....................................    6
     Section 402   Conversion Arrangement on Call for Redemption..........    6

ARTICLE FIVE CONVERSION OF NOTES..........................................    7

     Section 501   Conversion Privilege and Conversion Rate...............    7
     Section 502   Adjustment of Conversion Rate..........................    7
     Section 503   Automatic Conversion...................................   12

ARTICLE SIX REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A
     CHANGE OF CONTROL....................................................   14

     Section 601   Right to Require Repurchase............................   14
     Section 602   Conditions to the Company's Election to Pay the
                   Repurchase Price in Common Stock.......................   15
     Section 603   Notices; Method of Exercising Repurchase Right, Etc....   16
     Section 604   Certain Definitions....................................   18
     Section 605   Consolidation, Merger, etc.............................   20

ARTICLE SEVEN EVENT OF DEFAULT............................................   20

     Section 701   Event of Default.......................................   20

ARTICLE EIGHT SUBORDINATION...............................................   21

ARTICLE NINE MISCELLANEOUS................................................   21

     Section 901   Consent of Holders Required............................   21
     Section 902   Applicability of Certain Indenture Provisions..........   21
     Section 903   Reference to and Effect on the Indenture...............   21
     Section 904   Waiver of Certain Covenants............................   22
     Section 905   Supplemental Indenture May be Executed In
                   Counterparts...........................................   22
     Section 906   Effect of Headings.....................................   22
     Section 907   Separability...........................................   22

     This Supplemental Trust Indenture, dated as of March __, 2000 (the "Supplemental Indenture"), between Read-Rite Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of March __, 2000, between the Company and the Trustee (such Indenture, as supplemented by this Supplemental Indenture for this series of Securities, being referred to herein as the "Indenture").

                                   Recitals

     A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture heretofore executed and delivered

     B. The Indenture heretofore executed and delivered provides that the Securities of each series shall be in substantially the form set forth in the Indenture heretofore executed and delivered, or in such other form as may be established by or pursuant to a Board Resolution or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof.

     C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "10% Convertible Subordinated Notes due September 1, 2004" (the "Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture heretofore executed and delivered and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                  ARTICLE ONE
                               ISSUANCE OF NOTES.

Section 101  Issuance of Notes; Principal Amount; Maturity.
             ---------------------------------------------

       (a) On March __, 2000, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth in Exhibit A, in each case with such appropriate insertions, omissions,
         ---------
substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

       (b) There is hereby authorized a series of Securities designated "10% Convertible Subordinated Notes due September 1, 2004" limited in aggregate principal amount of $__________. The Notes shall mature on September 1, 2004, which shall be the Stated Maturity of the Notes.

Section 102  Interest on the Notes; Payment of Interest.
             ------------------------------------------

       (a) The Notes shall bear interest at the rate of 10% per annum from and including March __, 2000 until the principal amount thereof is due and at a rate of 10% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

       (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid, in cash or, at the Company's election, in Common Stock to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The Company may elect to pay the Additional Interest by delivery of shares of Common Stock pursuant to this Section 201 if and only if the following conditions shall have been satisfied:

             (1) The shares of Common Stock deliverable in payment of the interest shall have a fair market value as of the Interest Payment Date of not less than the interest as determined by Section 102 hereof. For purposes of this
Section 102, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 90% of the average of the Closing Price
Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Interest Payment Date;

             (2) Interest shall be paid only in cash in the event any shares of Common Stock to be issued for the payment of interest in the Notes hereunder (i) require registration under any federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon issuance and if such registration is not completed or does not become effective prior to the Interest Payment Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon issuance and if such registration is not completed or does not become effective or such approval is not obtained prior to the Interest Payment Date;

          (3) The Common Stock is, or shall have been, approved for quotation on the Nasdaq National Market or listing on the New York Stock Exchange, in either case, prior to the Interest Payment Date; and

          (4) All shares of Common Stock which may be issued with respect to the payment of interest on the Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 102(b) are not satisfied in accordance with the terms thereof, the interest required to be paid or duly provided for by the Company pursuant to this Section shall be paid by the Company only in cash.

     (c) Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be [Norwest Bank Minnesota, National Association], an [Affiliate of the Trustee]) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the
                                                --------  -------
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, custodian and conversion agent and the Corporate Trust Office and the office of [Norwest Bank Minnesota, National Association], an [Affiliate of the Trustee] located at ____________________ __________________)
as the offices or agencies where the Notes may be surrendered for transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes or this Supplemental Indenture may be received.

                                  ARTICLE TWO
                             CERTAIN DEFINITIONS.

Section 201  Certain Definitions.
             -------------------

     The terms defined in this Section 201 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 201. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust

Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

     "Automatic Conversion" shall have the meaning specified in Section 503 of this Supplemental Indenture.

     "Automatic Conversion Date," when used with respect to any Note subject to Automatic Conversion, means the date fixed for such Automatic Conversion by or pursuant to this Supplemental Indenture.

     "Automatic Conversion Notice" shall have the meaning specified in Section 503 of this Supplemental Indenture.

     "Change of Control" has the meaning specified in Section 604 of this Supplemental Indenture.

     "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for New York Stock Exchange Composite Transactions or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price Per Share shall be the fair value of a share as determined by the Board of Directors of the Company.

     "Conversion Price" shall equal $1,000 divided by the Conversion Rate.

     "Conversion Rate" has the meaning specified in Section 501 of this Supplemental Indenture.

     "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

     "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

     "Repurchase Date" has the meaning specified in Section 601 of this Supplemental Indenture.

     "Repurchase Price" has the meaning specified in Section 601 of this Supplemental Indenture.

     "Rights" shall mean "Rights" as such term is defined in the Rights
Agreement.

     "Rights Agreement" means that certain Preferred Shares Rights Agreements, dated as of March 3, 1997, between the Company and Chase Mellon Shareholder Service, L.L.C., as amended from time to time.

     "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or similar system, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

     The definitions of other terms are specified in Article Five and Article
Six.

                                 ARTICLE THREE
                              CERTAIN COVENANTS.

     The following covenant shall be applicable to the Company for so long as any of the Notes are outstanding.

Section 301  Registration and Listing.
             ------------------------

     The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on the Nasdaq National Market or such other exchange or automated quotation as the Common Stock is then listed at such date of conversion.

                                 ARTICLE FOUR
                              REDEMPTION OF NOTES

Section 401  Right of Redemption.
             -------------------

     The Notes may be redeemed in accordance with the provisions of the form of Security set forth herein.

Section 402  Conversion Arrangement on Call for Redemption.
             ---------------------------------------------

     In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more nationally recognized investment bankers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to (but excluding) the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained herein) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                 ARTICLE FIVE
                              CONVERSION OF NOTES

Section 501  Conversion Privilege and Conversion Rate.
             ----------------------------------------

       Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence immediately and expire at the close of business on September 1, 2004, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor.
In case a Note is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Note, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date or the Repurchase Date (as defined in Article Six), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any applicable book-entry procedures).

       The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially ________ shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article Five.

Section 502  Adjustment of Conversion Rate.
             -----------------------------

       The Conversion Rate shall be subject to adjustment from time to time as follows:

       (1) In case the Company shall pay or make a dividend or other distribution on Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

       (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If, after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

     (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 502 has been made (the "combined cash and tender amount") exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 502) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section
502) of the Common Stock on such date for determination.

     (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (II) the aggregate amount of any cash distributions to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 12.5% of the product of the current market price per share of the Common Stock (determined as provided in paragraph
(8) of this Section 502) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 502) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 502) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (7) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1409 of the Indenture applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 502).

     (8)  For the purpose of any computation under paragraphs (2), (4), (5) or
(6) of this Section 502, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term " ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 502, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

     (11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

     (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken
                     --------  -------
into account for purposes of determining whether (i) the Closing Price Per Share of the Common Stock exceeds the Conversion Price by 105% in connection with an event which would otherwise be a Change of Control pursuant to Section 604(4) or
(ii) the Closing Price Per Share of the Common Stock exceeds the Conversion Price by 200% in determining whether the Company can trigger an Automatic Conversion pursuant to Section 503. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 106 of the Indenture at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (13) Each share of Common Stock issued upon conversion of the Notes pursuant to this Article V shall be entitled to receive the appropriate number of Rights, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, in each case as provided by and subject to the terms of the Rights Plan (without giving effect to the proviso contained in Section 22 thereof) as in effect at the time of such conversion (whether or not such

Rights have separated from the Common Stock at the time if conversion). In the event that the Company implements any new stockholders's rights plan, as amended, supplemented or modified from time to time (a "New Rights Plan"), such New Rights Plan shall provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights (whether or not such rights have separated from Common Stock at the time of the conversion) issuable pursuant to the New Rights Plan. Any distribution of Rights pursuant to the Rights Plan or any distribution of rights pursuant to the New Rights Plan in accordance with the requirements set forth in this paragraph
(13) will not constitute a distribution of rights or warrants for the purposes of paragraph (4) of this Section 502.

Section 503  Automatic Conversion.
             --------------------

       (a) The Company may elect to automatically convert the Notes (an "Automatic Conversion") at any time prior to Maturity if the average of Closing Price Per Share of the Company's Common Stock has exceeded 200% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period ending five Trading Days prior to the Automatic Conversion Date.

       (b) In the event that the Automatic Conversion Date of the Automatic Conversion occurs on or prior to March 5, 2002, the Company will pay Additional Interest (as defined below) in cash or, at the Company's election, in Common Stock to the Holders. In the event that the Company elects to pay Additional Interest on the Notes in Common Stock upon an Automatic Conversion, the shares of Common Stock will be valued at 90% of the average of the Closing Price Per Share for the five Trading Days immediately preceding the second Trading Day preceding the Automatic Conversion Date. In the event of an Automatic Conversion on or prior to March 5, 2002, each Holder of the Notes will receive $200 per each $1,000 principal amount of Notes, less any interest actually paid or provided for with respect to such Notes in accordance with the provisions of
Section 102(b) prior to the Automatic Conversion Date (the "Additional
Interest").

             (1) The shares of Common Stock deliverable in payment of the Additional Interest shall have a fair market value as of the Automatic Conversion Date of not less than the Additional Interest as determined by this
Section 503. For purposes of this Section 503, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 90% of the average of the Closing Price Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Automatic Conversion Date;

             (2) Additional Interest shall be paid only in cash in the event any shares of Common Stock to be issued for the payment of Additional Interest in the Notes hereunder (i) require registration under any federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon an Automatic Conversion and if such registration is not completed or does not become effective prior to the Automatic Conversion Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon an Automatic Conversion and if such registration is not completed or does not become effective or such approval is not obtained prior to the Automatic Conversion Date;

          (3) The Common Stock is, or shall have been, approved for quotation on the Nasdaq National Market or listing on the New York Stock Exchange, in either case, prior to the Automatic Conversion Date; and

          (4) All shares of Common Stock which may be issued with respect to the payment of interest on the Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 503(b) are not satisfied in accordance with the terms thereof, the interest required to be paid or duly provided for by the Company pursuant to this Section shall be paid by the Company only in cash.

     (c) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes, in the manner provided in Section 106 of the Indenture, notice (the "Automatic Conversion Notice") of the Automatic Conversion not more than 30 days but not less than 15 days prior to the Automatic Conversion Date. The Company shall also deliver a copy of such notice of an Automatic Conversion to the Trustee.

     Each Automatic Conversion Notice shall state:

          (i)    the Automatic Conversion Date,

          (ii) whether the Additional Interest, if any, shall be paid by the Company in cash or by delivery of shares of Common Stock,

          (iii) the place or places where such Notes are to be surrendered for conversion and accrued Additional Interest, if any, and

          (iv)   the Conversion Rate then in effect.

     If any of the foregoing provisions or other provisions of this Section are inconsistent with applicable law, such law shall govern.

     (d) In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Notes and the Additional Interest, if any, due on such Notes along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion or in the event that the Company elects to pay Additional Interest, if any, in Common Stock instead of cash, for payment to the Holder as promptly after the Automatic Conversion Date as practicable in accordance with the provisions of Article Fourteen of the Indenture.

     (e) All Notes subject to the Automatic Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

                                  ARTICLE SIX
                   REPURCHASE OF NOTES AT THE OPTION OF THE
                        HOLDER UPON A CHANGE OF CONTROL

Section 601  Right to Require Repurchase.
             ---------------------------

     In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder s option, but subject to the provisions of Section 602, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder s Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof (provided that no single Note may be repurchased in part unless
                --------
the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 603) at a purchase price equal to 105% of the principal amount of the Notes to be repurchased plus interest accrued to, but excluding, the Repurchase Date (the "Repurchase Price"); provided, however,
                                                             --------  -------
that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 307 of the Indenture. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 602, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this Supplemental Indenture or the Indenture (including, without limitation, in the Form of Note,
Section 101 of this Supplemental Indenture, and Sections 501(1) and 508 of the Indenture) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Supplemental Indenture or Indenture when such express mention is not made; provided, however, that for the purposes of Article Fifteen of the Indenture
--------  -------
such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

Section 602  Conditions to the Company's Election to Pay the Repurchase Price in
             -------------------------------------------------------------------
Common Stock.
------------

     The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 601 if and only if the following conditions shall have been satisfied:

       (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 601 and this Section 602, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Repurchase Date;

       (2) The Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Notes hereunder (i) require registration under any federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

       (3) Payment of the Repurchase Price may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the New York Stock Exchange or quotation on the Nasdaq National Market, in either case, prior to the Repurchase Date; and

       (4) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

       If all of the conditions set forth in this Section 602 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

Section 603  Notices; Method of Exercising Repurchase Right, Etc.
             ---------------------------------------------------

       (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Notes, in the manner provided in Section 106 of the Indenture, notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

       Each notice of a repurchase right shall state:

             (i)   the Repurchase Date,

             (ii)  the date by which the repurchase right must be exercised,

             (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

             (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes, are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

             (v) that on the Repurchase Date the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

             (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where such Notes may be surrendered for conversion, and

             (vii) the place or places that the Note certificate with the Election of Holder to Require Repurchase as specified in the form of Note shall be delivered.

       No failure of the Company to give the foregoing notices or defect therein shall limit any Holder s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

       If any of the foregoing provisions or other provisions of this Article Six are inconsistent with applicable law, such law shall govern.

       (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Notes with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day prior to the Repurchase Date.

       (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided, however,
                                                           --------  -------
that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

       (4) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 10% per annum, and each Note shall remain convertible into Common Stock until the principal such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

       (5) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

       (6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided,
                                                               --------
however, that any surrender for repurchase on a date when the stock transfer
-------
books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

       (7) No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder a check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

       (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or
--------  -------
duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

       (9) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

Section 604  Certain Definitions.
             -------------------

       For purposes of this Article Six,

       (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Supplemental Indenture, promulgated by the Commission pursuant to the Exchange Act;

       (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Notes, of:

              (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company existing on the date of this Supplemental Indenture; or

              (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets (other than to a wholly-owned subsidiary of the Company) of the Company to any other Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); provided, however,
                                                            --------  -------
that a Change in Control shall not be
deemed to have occurred if either (a) the Closing Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause 604(2)(i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause 604(2)(ii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day, or (b) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation constituting the Change in Control described in clause 604(2)(i) and/or clause
(2)(ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

       (3) for purposes of Section 604(2)(i), the term "person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Supplemental Indenture.

Section 605  Consolidation, Merger, etc.
             --------------------------

       In the case of any consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 1409 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Supplemental Indenture relating to the right of Holders to cause the Company to repurchase the Notes following a Change in Control, including without limitation the applicable provisions of this Article Six and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                 ARTICLE SEVEN
                               EVENT OF DEFAULT

Section 701  Event of Default.
             ----------------

     In addition to the Events of Default set forth in Section 501 of the Indenture, the following will be an Event of Default under the Supplemental
Indenture: any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company in a principal amount then outstanding in excess of $25,000,000 is not paid at final maturity thereof (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

                                 ARTICLE EIGHT
                                 SUBORDINATION

Section 801  Payment of Common Stock for Interest.
             ------------------------------------

     For purposes of Article Fifteen of the Indenture only, the issuance and delivery of Common Stock for the payment of interest pursuant to Section 102 of this Supplemental Indenture (including any cash paid for any fractional shares with respect to any payment of interest in Common Stock) shall not be deemed to constitute a payment or distribution on account of the principal of or any premium or interest on Securities or on account of the purchase, redemption or other acquisition of Securities.

                                 ARTICLE NINE
                                 MISCELLANEOUS

Section 901  Consent of Holders Required.
             ---------------------------

     In addition to those modifications or amendments requiring the consent of the Holder of each Outstanding Note effected thereby as specified in Section 902 of the Indenture, there can be no modification or amendment that would change the obligation of the Company to repurchase any Note upon the happening of a Change in Control in a manner adverse to the Holder of Notes without the consent of the Holder of each outstanding Note effected thereby.

Section 902  Applicability of Certain Indenture Provisions.
             ---------------------------------------------

     Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to the Notes; provided, however, that the
                                                    --------  -------
Company will not be able to defease the right of the Holders to convert the Notes pursuant to Article Fourteen of the Indenture.

Section 903  Reference to and Effect on the Indenture.
             ----------------------------------------

     This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Indenture heretofore executed and delivered to the extent such Indenture heretofore executed and delivered is inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

Section 904  Waiver of Certain Covenants.
             ---------------------------

     The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article Three hereof if the Holders of a majority in principal amount of the outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

Section 905  Supplemental Indenture May be Executed In Counterparts.
             ------------------------------------------------------

     This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 906  Effect of Headings.
             ------------------

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 907  Separability
             ------------

     In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                        READ-RITE CORPORATION

                                        By:____________________________________
                                           Name:
                                           Title:


                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:____________________________________
                                        Name:
                                        Title:

                                   Exhibit A

                          [Form of Face of Security]

[IF SUCH SECURITY IS A GLOBAL SECURITY, insert --] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                             READ-RITE CORPORATION

            10% Convertible Subordinated Note due September 1, 2004

No. _________                                                     $_____________

                                                              CUSIP: ___________

     Read-Rite Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars on September 1, 2004 and to pay interest thereon from March __, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2000, at the rate of 10% per annum, until the principal hereof is paid or made available for payment, and at a rate of 10% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid in cash, or at the Company election, in Common Stock in accordance with the provisions of the Supplemental Indenture, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any interest on this Security will be made at office or agency of the company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of the Holder, the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of
                                     --------  -------
the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported thereon.

                                             READ-RITE CORPORATION

                                             By:________________________________
                                                Title:

Attest:

__________________________________

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:                                       NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION,
                                             As Trustee

                                             By:________________________________
                                                Authorized Officer

                          Form of Reverse of Security

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March __, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $_________, and is issued pursuant to a Supplemental Trust Indenture supplementing the Indenture, dated as of March __, 2000, from the Company to Trustee relating to the issuance of the "10% Convertible Notes due September 1, 2004" of this series (the "Supplemental Indenture").

     The Securities will not be subject to redemption prior to March 5, 2002 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 20 nor more than 60 days notice to the Holders, at the Redemption Prices (expressed as percentages of the principal amount) set forth below.

     The Redemption Price (expressed as a percentage of principal amount) is as follows:

   Year                                                                   Redemption Price
   ----                                                                   ----------------
   Beginning on March 5, 2002 and ending on February 28, 2003...........        105.0%
   Beginning on March 1, 2003 and ending on August 31, 2004.............        102.5

and 100% at September 1, 2004, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that
                                                 --------  -------
interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is $1,000 or any integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this
                --------
Security to be Outstanding after such repurchase is at least equal to $1,000) for cash at a Repurchase Price equal to 105% of the principal amount thereof plus interest accrued to, but excluding, the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the succeeding
             --------  -------
paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto.
Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture, except that the Company will not be able to defease the right of the Holders to convert this Security pursuant to Article Fourteen of the Indenture.

     The Company may elect in accordance with the provisions of Section 503 of the Supplemental Indenture to automatically convert the Security at any time prior to Maturity if the Closing Price Per Share of the Company's Common Stock has exceeded 200% of the Conversion Price for at least 20 Trading Days during the 30 Trading Day period ending five Trading Days prior to the notice of automatic conversion. In the event that the Automatic Conversion (as defined in the Supplemental Indenture) occurs on or prior to March 5, 2002, the Company will pay Additional Interest (as defined in the Supplemental Indenture) in cash, or at the Company's election, in Common Stock to Holders of the Notes.

     Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before September 1, 2004 (except that, in case this Security or any portion hereof shall be called for redemption or submitted for repurchase, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption or submitted for repurchase, as the case may be, at the close of business on the first Business Day next preceding the date fixed for redemption or repurchase, as the case may be, as provided in the Indenture unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable shares of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the Conversion Rate of _______ shares of Common Stock for each $1,000 principal amount of Securities, or at the adjusted Conversion Rate in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of the Holder, the Corporate Trust Office of the Trustee accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 Abbreviations

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -    as tenants in common                UNIF GIFT MIN ACT - ________________
     TEN ENT  -    as tenants by the entireties
                   (Cust)
     JT TEN   -    as joint tenants with right of      Custodian ____________ under Uniform
                   survivorship and not as                             (Minor)
                   tenants in common                   Gifts to Minors Act ________________

         Additional abbreviations may also be used though not in the above list.

                               Conversion Notice

     To Read-Rite Corporation:

     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

     Principal Amount to be Converted
(in an integral multiple of $1,000, if less
                   than all)
                $____________

Dated: ____________                          ___________________________________

                                             ___________________________________
                                             Signature(s) must be guaranteed by
                                             a qualified guarantor institution
                                             if shares of Common Stock are to be
                                             delivered, or Securities to be
                                             issued, other than to and in the
                                             name of the registered owner.

                                             ___________________________________
                                             Signature Guaranty

     Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.

_____________________________________        ___________________________________
(Name)                                       Social Security or Other Taxpayer
                                             Identification Number

_____________________________________

_____________________________________
(Address)

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

     (4) Pursuant to Section 601 of the Supplemental Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     (5) The undersigned hereby directs the Trustee or the Company to pay it or __________________ an amount in cash or, at the Company s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Supplemental Indenture.

Dated: ______________________________      _____________________________________

                                           _____________________________________
                                           Signature(s)

                                           _____________________________________
                                           Signature(s) must be guaranteed by an
                                           Eligible Guarantor Institution with
                                           membership in an approved signature
                                           guarantee program pursuant to Rule
                                           17Ad-15 under the Securities Exchange
                                           Act of 1943.


                                           _____________________________________
                                           Signature Guaranteed

Principal amount to be repurchased
(an integral multiple of $1,000):________________________

Remaining principal amount following such repurchase
(not less than $1,000):__________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.